Exhibit 4.1

EXECUTION VERSION

NATIONAL FINANCIAL PARTNERS CORP.

INDENTURE

DATED AS OF

JUNE 15, 2010

WELLS FARGO BANK, NATIONAL ASSOCIATION

TRUSTEE

i

ii

iii

INDENTURE, dated as of June 15, 2010, between NATIONAL FINANCIAL PARTNERS CORP., a Delaware corporation (“Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 4.0% Convertible Senior Notes due 2017:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

Act:

The term “Act,” with respect to any Holder, has the meaning specified in Section 1.03.

Additional Interest:

The term “Additional Interest” has the meaning specified in Section 4.03(a).

Additional Notes:

The term “Additional Notes” means an unlimited aggregate principal amount of additional Notes that may be issued by the Company under this Indenture as part of the same series as the Initial Notes, including the additional $15,000,000 aggregate principal amount of Notes that may be issued at the option of the initial purchasers of the Initial Notes pursuant to the Purchase Agreement; provided that, as a condition to such issuance, any such additional Notes must be fungible with the Initial Notes for U.S. federal income tax and securities laws purposes. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and the Additional Notes.

Additional Shares:

The term “Additional Shares” has the meaning specified in Section 10.01(e).

Adjustment Determination Date:

The term “Adjustment Determination Date” has the meaning specified in Section 10.04(i).

Adjustment Event:

The term “Adjustment Event” has the meaning specified in Section 10.04(i).

Affiliate:

The term “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agent Member:

The term “Agent Member” has the meaning specified in Section 2.12(e).

American Depositary Receipts:

The term “American Depositary Receipts” means negotiable United States securities that represent a non-United States company’s publicly traded equity.

Applicable Procedures

The term “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

Authenticating Agent:

The term “Authenticating Agent” has the meaning specified in Section 2.02.

Bankruptcy Law:

The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or non-U.S. law for the relief of debtors.

Board of Directors:

The term “Board of Directors” means either the board of directors of the Company or the executive or any other committee of that board duly authorized to act in respect hereof.

Board Resolution:

The term “Board Resolution” means a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

Business Day:

The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Federal Reserve Bank of New York is authorized or obligated by law or executive order to close or be closed.

Capital Stock:

The term “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

Cash Percentage:

The term “Cash Percentage” has the meaning specified in Section 10.02(a)(ii).

Certificated Notes:

The term “Certificated Notes” means Notes that are in registered definitive form.

Close of Business

The term “Close of Business” means 5:00 p.m., New York City time.

Code:

The term “Code” means the Internal Revenue Code of 1986, as in effect on the date hereof.

Common Stock:

The term “Common Stock” means the Common Stock, par value $0.10 per share, of the Company authorized at the date of this Indenture or as such stock may be constituted from time to time. Subject to the provisions of Section 10.10, shares issuable upon conversion of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

common stock:

The term “common stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

Company:

The term “Company” means National Financial Partners Corp., a Delaware corporation, and also includes its successors and assigns.

Company Order; Company Request:

The terms “Company Order” and “Company Request” mean, respectively, a written order or request signed in the name of the Company by the Chairman of the Board of Directors or the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, Controller, Assistant Controller, Treasurer, Assistant Treasurer, Corporate Secretary or Assistant Corporate Secretary of the Company, and delivered to the Trustee.

Company’s Filing Obligation:

The term “Company’s Filing Obligations” has the meaning specified in Section 6.02(b).

Conversion Agent:

The term “Conversion Agent” has the meaning specified in Section 2.03.

Conversion Consideration:

The term “Conversion Consideration” has the meaning specified in Section 10.02(a)(iv).

Conversion Date:

The term “Conversion Date” has the meaning specified in Section 10.02(c).

Conversion Obligation:

The term “Conversion Obligation” has the meaning specified in Section 10.01(a).

Conversion Price:

The term “Conversion Price” means at any time an amount equal to $1,000 divided by the applicable Conversion Rate.

Conversion Rate:

The term “Conversion Rate” has the meaning specified in Section 10.01(a).

Corporate Trust Office:

The term “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be principally administered, which at the date of this Indenture is located at 45 Broadway, 14th Floor, New York, NY 10006, Attention: Corporate Trust Services—Administrator for National Financial Partners Corp. 4.0% Convertible Senior Notes due 2017.

Custodian:

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Daily Conversion Value:

The term “Daily Conversion Value” means, for each of the 60 consecutive VWAP Trading Days during the Observation Period, one-sixtieth (1/60) of the product of (a) the applicable Conversion Rate of the Notes and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 10.10(b)) on such VWAP Trading Day, as determined by the Company. Any such determination by the Company shall be conclusive absent manifest error.

Daily Settlement Amount:

The term “Daily Settlement Amount” means, for each of the 60 VWAP Trading Days during the Observation Period,

(i) cash equal to the lesser of (x) $16.6666 and (y) the Daily Conversion Value relating to such VWAP Trading Day; and

(ii) if such Daily Conversion Value exceeds $16.6666, at the Company’s election, (i) the Maximum Deliverable Shares, (ii) cash equal to the difference between such Daily Conversion Value and $16.6666 or (iii) any combination, as determined by the Company, of shares of Common Stock, subject to adjustment pursuant to Section 10.04(m), and cash equal to the difference between such Daily Conversion Value and $16.6666, in each case subject to the NYSE Share Cap.

Daily VWAP:

The term “Daily VWAP” means for each of the 60 consecutive VWAP Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page NFP.N <equity> AQR in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading on such market on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day as the Board of Directors determines in good faith using a volume-weighted method).

Default:

The term “Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default pursuant to Section 6.01.

Defaulted Interest:

The term “Defaulted Interest” has the meaning specified in Section 11.02.

Depositary:

The term “Depositary” means, with respect to the Notes of any series issuable in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Company pursuant to Section 2.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” means or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Notes of any such series means the Depositary with respect to the Notes of that series.

Designated Event:

The term “Designated Event” means the occurrence of a Fundamental Change or a Termination of Trading.

Designated Event Expiration Time:

The term “Designated Event Expiration Time” has the meaning specified in Section 3.02(b)(ix).

Designated Event Repurchase Date:

The term “Designated Event Repurchase Date” has the meaning specified in Section 3.02(a).

Designated Event Repurchase Notice:

The term “Designated Event Repurchase Notice” has the meaning specified in Section 3.02(a)(i).

Designated Event Repurchase Price:

The term “Designated Event Repurchase Price” has the meaning specified in Section 3.02(a).

Designated Event Repurchase Right Notice

“Designated Event Repurchase Right Notice” has the meaning specified in Section 3.02(b).

Discharge:

The term “Discharge” has the meaning specified in Section 8.01.

Distributed Property:

The term “Distributed Property” has the meaning specified in Section 10.04(c).

DTC:

The term “DTC” means The Depository Trust Company, a New York corporation, or any successor.

Effective Date:

The term “Effective Date” (i) when used with respect to the occurrence of a Fundamental Change, has the meaning specified in Section 10.01(e)(i), and (ii) when used with respect to the occurrence of a Termination of Trading, means the date of such occurrence.

Event of Default:

The term “Event of Default” has the meaning specified in Section 6.01.

Ex-Date:

The term “Ex-Date” means, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the relevant exchange or in the relevant market, regular way, without the right to receive such issuance or distribution.

Exchange Act:

The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Free Trade Date:

The term “Free Trade Date” means the date that is one year after the Last Original Issuance Date.

Freely Tradable:

The term “Freely Tradable” means, with respect to the Notes and the shares of Common Stock issuable upon conversion of the Notes, that such Notes or such shares of Common Stock, as applicable, (i) are eligible to be sold by a Person who has not been an Affiliate of the Company during the preceding three months without any volume or manner of sale restrictions under the Securities Act, (ii) do not bear a restricted security legend and (iii) with respect to Global Notes only, are identified by an unrestricted CUSIP number in the facilities of the applicable depositary.

Fundamental Change

The term “Fundamental Change” will be deemed to have occurred at the time after the Issue Date that any of the following occurs:

(1) any Person acquires beneficial ownership directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Capital Stock of the Company entitling the Person to exercise 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors, other than an acquisition by the Company, any of the Company’s Subsidiaries or any of the Company’s employee benefit plans; provided that this clause (1) shall not apply to a merger of the Company with or into a wholly-owned subsidiary of a corporation that, immediately following the transaction or series of transactions, has a class of common stock or American Depositary Receipts in respect of common stock traded on a United States national securities exchange if immediately following the transaction or series of transactions (a) the holders of Common Stock immediately before such transaction are entitled to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of such parent corporation and (b) such parent corporation fully and unconditionally guarantees all obligations of such continuing or surviving corporation under the Notes and this Indenture on a senior basis on terms and pursuant to a supplemental indenture satisfactory to the Trustee; or

(2) the Company (i) merges or consolidates with or into any other Person (other than a Subsidiary of the Company), another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than any merger or consolidation:

(a) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock;

(b) pursuant to which the holders of Common Stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of either (i) the continuing or surviving corporation or (ii) a corporation that directly or indirectly owns 100% of the Capital Stock of such continuing or surviving corporation, in either case, immediately after such transaction; provided that, in the case of this clause (ii), such parent corporation fully and unconditionally guarantees all obligations of such continuing or surviving corporation under the Notes and this Indenture on a senior basis on terms and pursuant to a supplemental indenture satisfactory to the Trustee; or

(c) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity.

For purposes of this definition, whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act.

GAAP:

The term “GAAP,” with respect to any computation required or permitted hereunder, means generally accepted accounting principles in effect in the United States of America which are applicable at the date of such computation and which are consistently applied for all applicable periods.

Global Note:

The term “Global Note” means a Note that is in the form of the Note attached hereto as Exhibit A and registered in the Register in the name of the Depositary.

Holder:

The term “Holder” means the Person in whose name the Note is registered in the Register.

Indenture:

The term “Indenture” or “this Indenture” means this instrument as amended or supplemented from time to time in accordance with the terms hereof.

Initial Notes:

The term “Initial Notes” means the first $125,000,000 aggregate principal amount of the Notes issued under this Indenture on the Issue Date. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and the Additional Notes.

Interest Payment Date:

The term “Interest Payment Date” has the meaning specified in Section 11.01.

Issue Date:

The term “Issue Date” means June 15, 2010.

Last Original Issuance Date:

The term “Last Original Issuance Date” means the last date of original issuance of the Notes, including the last date of issuance of any Additional Notes, if applicable.

Last Reported Sale Price:

The term “Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by Pink OTC Markets Inc. or a similar organization. In absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include any or all of the initial purchasers of the Initial Notes pursuant to the Purchase Agreement, selected from time to time by the Board of Directors for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading. Any such determination shall be made by the Company and shall be conclusive absent manifest error.

Market Disruption Event:

The term “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

Maturity Date:

The term “Maturity Date” means, with respect to the Notes, June 15, 2017.

Maximum Deliverable Shares:

The term “Maximum Deliverable Shares” means, with respect to each VWAP Trading Day, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value and $16.6666, divided by (B) the Daily VWAP of the Common Stock for such VWAP Trading Day, subject to adjustment pursuant to Section 10.04(m).

Measurement Period:

The term “Measurement Period” has the meaning specified in Section 10.01(a)(i).

Merger Event

The term “Merger Event” has the meaning specified in Section 10.10.

Notes:

The term “Notes” means any of the Company’s 4.0% Convertible Notes due 2017, as amended or supplemented from time to time, issued under this Indenture.

Notice of Conversion:

The term “Notice of Conversion” has the meaning specified in Section 10.02(c).

NYSE:

The term “NYSE” means the New York Stock Exchange.

NYSE Share Cap:

The term “NYSE Share Cap” has the meaning specified in Section 10.02(a)(iii).

Observation Period:

The term “Observation Period” means:

(i) with respect to any Conversion Date that occurs no more than 65 Scheduled Trading Days prior to the Maturity Date, the 60 consecutive VWAP Trading Day period beginning on and including the 62nd Scheduled Trading Day prior to the Maturity Date (whether or not the Maturity Date is a Scheduled Trading Day) (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day); and

(ii) in all other instances, the 60 consecutive VWAP Trading Day period beginning on and including the third VWAP Trading Day after the related Conversion Date in respect of such Notes.

Offering Circular:

The term “Offering Circular” means the final offering circular for the offering and sale of the Notes, dated June 9, 2010.

Officer:

The term “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, Controller, Assistant Controller, Treasurer, Assistant Treasurer, Corporate Secretary or Assistant Corporate Secretary of the Company.

Officers’ Certificate:

The term “Officers’ Certificate” means a certificate signed by (i) the Chairman of the Board of Directors or the Chief Executive Officer, the President or any Vice President and by (ii) the Chief Financial Officer, Controller, Assistant Controller, Treasurer, Assistant Treasurer, Corporate Secretary or Assistant Corporate Secretary and delivered to the Trustee. One of the Officers signing an Officers’ Certificate given pursuant to Section 4.04 or Section 4.09 shall be the principal executive, financial or accounting officer of the Company.

Open of Business:

The term “Open of Business” means 9:00 a.m., New York City time.

Opinion of Counsel:

The term “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, or may be other counsel satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 13.05 if and to the extent required by the provisions of such Section 13.05.

Outstanding:

The term “Outstanding,” when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes paid pursuant to Section 2.07 or Notes for the payment of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes in accordance with the terms of this Indenture;

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture; and

(iv) Notes converted pursuant to Article 10;

provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer has been notified in writing to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in relying upon an Officers’ Certificate to such effect.

Paying Agent:

The term “Paying Agent” has the meaning specified in Section 2.03.

Person:

The term “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof and any syndicate or group that would be deemed a “person” under Section 13(d)(3) of the Exchange Act.

Purchase Agreement:

The term “Purchase Agreement” means the purchase agreement, dated as of June 9, 2010, between the Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers named therein.

QIBs:

The term “QIBs” has the meaning specified in Section 2.01(a).

Record Date:

The term “Record Date” means any Regular Record Date or Special Record Date.

Record Date Period

The term “Record Date Period” means the period from the Close of Business on any Regular Record Date next preceding any Interest Payment Date to the Open of Business on such Interest Payment Date.

Reference Property:

The term “Reference Property” has the meaning specified in Section 10.10(b).

Register:

The term “Register” has the meaning specified in Section 2.03.

Registrar:

The term “Registrar” has the meaning specified in Section 2.03.

Regular Record Date:

The term “Regular Record Date” has the meaning specified in Section 11.01.

Relevant Date:

The term “Relevant Date” has the meaning specified in Section 10.04(l).

Responsible Officer:

The term “Responsible Officer” of the Trustee hereunder means any vice president, any assistant vice president, any trust officer or assistant trust officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in the case of any such officer, who shall have direct responsibility for the administration of this Indenture.

Restricted Notes:

The term “Restricted Notes” has the meaning specified in Section 2.06(f).

Restricted Notes Legend:

The term “Restricted Notes Legend” means a legend in the form set forth on the form of Note attached hereto as Exhibit A.

Restricted Stock Legend:

The term “Restricted Stock Legend” means a legend in the form attached hereto as Exhibit C.

Rule 144:

The term “Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

Rule 144A:

The term “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

Scheduled Trading Day:

The term “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national securities exchange or market on which the Common Stock is listed or admitted for trading.

SEC:

The term “SEC” means the Securities and Exchange Commission.

Securities Act:

The term “Securities Act” means the Securities Act of 1933, as amended.

Significant Subsidiary

The term “Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act as in effect on the original date of issuance of the Notes.

Special Record Date:

The term “Special Record Date” has the meaning specified in Section 11.02(a).

Spin-Off:

The term “Spin-Off” has the meaning specified in Section 10.04(c).

Stated Maturity:

The term “Stated Maturity” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Note or such installment of interest is due and payable.

Stock Price:

The term “Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate of the Notes as set forth in Section 10.01(e), which shall be equal to (i) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.

Subsidiary:

The term “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock or other similar interests in the corporation which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

Successor Note:

The term “Successor Note” of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

Successor Person:

The term “Successor Person” has the meaning specified in Section 5.01(a)(i).

Termination of Trading

The term “Termination of Trading” means the occurrence whereby the Common Stock, or any other Capital Stock or American Depositary Receipts in respect of shares of Capital Stock into which the Notes are convertible pursuant to the terms of this Indenture, are not listed for trading on a United States national securities exchange.

Trading Day

The term “Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.

Trading Price

The term “Trading Price” with respect to any Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Trustee for $2.0 million principal amount of such Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, which may include any or all of the initial purchasers of the Initial Notes pursuant to the Purchase Agreement; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. Any such determination by the Trustee shall be conclusive absent manifest error.

Trading Price Condition

The term “Trading Price Condition” has the meaning specified in Section 10.01(a)(i).

Trigger Event

The term “Trigger Event” has the meaning specified in Section 10.04(c).

Trustee:

The term “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

Uniform Commercial Code:

The term “Uniform Commercial Code” means the New York Uniform Commercial Code, as in effect from time to time.

United States:

The term “United States” means the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

Valuation Period

The term “Valuation Period” has the meaning specified in Section 10.04(c).

VWAP Market Disruption Event:

The term “VWAP Market Disruption Event” means (i) a failure by the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

VWAP Trading Day:

The term “VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. For purposes of determining payment upon conversion of the Notes in accordance with Section 10.02 (including, for the avoidance of doubt, for purposes of the definition of “Observation Period”), if the Common Stock is not so listed or traded, then “VWAP Trading Day” means “Business Day.”

Section 1.02 Rules of Construction.

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including, without limitation;

(5) words in the singular include the plural, and words in the plural include the singular;

(6) all references to $, dollars, cash payments or money refer to United States currency; and

(7) unless the context requires otherwise, all references to payments of interest on the Notes shall include Additional Interest, if any, payable in accordance with the terms of Section 4.03.

Section 1.03 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.03.

(a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(b) The ownership of Notes shall be proved by the Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Note.

(d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(a) Issuance of Notes. The Notes offered and sold to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes that shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of DTC or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b) Global Notes in General. Each Global Note shall represent the Outstanding Notes as shall be specified therein and each Global Note shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

(c) Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary. Payment of the principal, accrued and unpaid interest (including any Additional Interest), if any, and the Designated Event Repurchase Price, if any, on the Global Note shall be made to the Holder of such Note on the date of payment, unless a Record Date or other means of determining Holders eligible to receive payment is provided for herein.

(d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with Section 2.02, authenticate and deliver Global Notes that (a) shall be registered in the name of the nominee of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear legends substantially similar to those required by Section 2.01(e).

(e) Legends.

(i) Each Global Note shall bear the Global Notes Legend set forth in Exhibit A hereto.

(ii) Each Restricted Note shall bear the Restricted Notes Legend set forth in Exhibit A hereto. Each Note that bears or is required to bear the Restricted Notes Legend shall be subject to the restrictions on transfer set forth therein, and each Holder of such Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(iii) Every stock certificate representing the shares of Common Stock issued in the circumstances described in Section 2.06(g) shall initially bear the Restricted Stock Legend in the form attached hereto as Exhibit C.

Section 2.02 Execution and Authentication The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time after the execution and delivery of this Indenture, the Company may deliver Notes (including Additional Notes) executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee, in accordance with such written order of the Company, shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Notes shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

The Trustee may appoint authenticating agents (any such agent, an “Authenticating Agent”). The Trustee may at any time after the Issue Date appoint an Authenticating Agent acceptable to the Company to authenticate Notes. An Authenticating Agent may authenticate Notes whenever the Trustee may do so, except any Notes issued pursuant to Section 2.07. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

Section 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for payment (“Paying Agent”), an office or agency where Notes may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Notes, the Notes held by each Holder and the transfer, exchange and conversion of Notes (the “Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.06. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.06.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture. Any such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee may agree to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestic wholly owned Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as the Paying Agent, the Conversion Agent, and the Registrar, in connection with the Notes, and the office of Wells Fargo Bank, National Association, at 45 Broadway, 14th Floor, New York, NY 10006, Attention: Corporate Trust Services—Administrator for National Financial Partners Corp. 4.0% Convertible Senior Notes due 2017, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, to be such office or agency of the Company for the aforesaid purposes. The Company may at any time rescind the designation of the Paying Agent, Conversion Agent or the Registrar or approve a change in the location through which any of them acts.

Section 2.04 Paying Agent and Conversion Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payment in respect of any Note or each date when delivery of cash and, if applicable, shares of Common Stock are due upon conversion of a Note, as applicable, the Company shall deposit with the Paying Agent or the Conversion Agent, as applicable, a sum of money (in immediately available funds if deposited on the due date) and/or shares of Common Stock, as required or permitted by this Indenture, sufficient to make such payments or deliveries when so becoming due. The Paying Agent or the Conversion Agent shall (or, if the Paying Agent or the Conversion Agent is not a party hereto, the Company shall require each Paying Agent or the Conversion Agent to agree in writing that such Paying Agent or the Conversion Agent shall) hold in trust for the benefit of Holders or the Trustee (if the Trustee is not the Paying Agent or the Conversion Agent) all money and shares of Common Stock held by the Paying Agent or the Conversion Agent for the making of payments or deliveries in respect of the Notes and shall notify the Trustee (if the Trustee is not the Paying Agent or the Conversion Agent) of any default by the Company in making any such payment or delivery. At any time during the continuance of any such default, the Paying Agent or the Conversion Agent (in each case, if not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company or its domestic wholly owned Subsidiary acts as the Paying Agent or the Conversion Agent, it shall segregate the money and shares of Common Stock, as applicable, held by it as the Paying Agent or the Conversion Agent for the making of payments or deliveries in respect of the Notes and hold it as a separate trust fund. The Company at any time may require a Paying Agent or the Conversion Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and shares of Common Stock disbursed by the Paying Agent or the Conversion Agent. Upon complying with this Section 2.04, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for the money and, if applicable, shares of Common Stock delivered to the Trustee.

Section 2.05 Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, promptly after the Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06 Transfer and Exchange.

(a) Subject to Section 2.12, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Company-designated Registrar or co-Registrar pursuant to Section 2.03, (i) the Company shall execute, and the Trustee (or any Authenticating Agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.03 regarding the designated transferee or transferees in the Register. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, at such office or agency, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, and documents of identity and title satisfactory to Registrar. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Note shall be limited to transfers of such Global Note to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(e) The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes surrendered for conversion or Notes in respect of which a Designated Event Repurchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be converted or repurchased in part, the portion of such Notes not to be so converted or repurchased).

(f) Transfer Restrictions.

(i) Every Note that bears or is required under this Section 2.06(f) to bear the Restricted Notes Legend required by Section 2.01(e) (the “Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.06(f) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(f) and Sections 2.06(g) and 2.12, the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note. Except as otherwise provided in this Indenture with respect to any Restricted Notes (including, without limitation, Section 2.06(i) below) or as permitted under the terms of such Restricted Notes Legend, if a request is made to remove the legend on any Restricted Note, the legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence that neither the Restricted Notes Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Notes are not “restricted securities” within the meaning of Rule 144. In such a case, upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Note that does not bear the Restricted Notes Legend. If the Restricted Notes Legend is removed from the face of a Note and the Note is subsequently held by the Company or an Affiliate of the Company, the Restricted Notes Legend shall be reinstated.

(ii) Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the later of (x) the Free Trade Date and (y) the date that is three months after the Holder ceases to be an Affiliate of the Company, any certificate evidencing such Notes (and all securities issued in exchange therefor or substitution thereof, other than shares of Common Stock, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the Restricted Notes Legend unless such Notes have been transferred (A) to the Company, (B) under a registration statement that has been declared effective under the Securities Act, (C) to a Person the seller reasonably believes is a QIB that is purchasing for its own account or for the account of another QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A, or (D) under any other available exemption from the registration requirements of the Securities Act and, in the case of clauses (C) and (D) above, such Notes or other securities are no longer “restricted securities” within the meaning of Rule 144.

(iii) No transfer of any Note prior to the Free Trade Date will be registered by the Registrar unless the applicable box on the form of transfer certificate attached hereto as Exhibit B has been checked.

(g) Legends on the Common Stock.

(i) Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(j) below), until the later of (x) the Free Trade Date and (y) the date that is three months after the holder of such shares of Common Stock ceases to be an Affiliate of the Company, any stock certificate representing shares of Common Stock issued upon conversion of such Notes shall bear the Restricted Stock Legend unless the Notes or such shares of Common Stock, as applicable, have been transferred (A) to the Company; (B) under a registration statement that has been declared effective under the Securities Act; (C) to a Person the Holder reasonably believes is a QIB that is purchasing for its own account or for the account of another QIB pursuant to a valid private placement exemption under the Securities Act and to whom notice is given that the transfer is being made in reliance on such an exemption; or (D) under any other available exemption from the registration requirements of the Securities Act and, in the case of clauses (C) and (D) above, such shares of Common Stock are no longer “restricted securities” within the meaning of Rule 144.

(ii) Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock which shall not bear the Restricted Stock Legend.

(h) The Company shall not permit any Note or share of Common Stock issued upon the conversion or exchange of a Note that is purchased or owned by the Company or any Affiliate thereof to be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144). If the legend is removed from the face of a Note and the Note is subsequently held by the Company or an Affiliate of the Company, the legend shall be reinstated.

(i) So long as and to the extent that the Notes are represented by one or more Global Notes held by or on behalf of the Depositary only, the Company may accomplish any delegending of such Notes represented by such Global Notes at any time on or after the Free Trade Date by:

(i) providing written notice to the Trustee that the Free Trade Date has occurred and instructing the Trustee to remove the Restricted Notes Legend from the Notes;

(ii) providing written notice to Holders of such Notes that the Restricted Securities Legend has been removed or deemed removed;

(iii) providing written notice to the Trustee and the Depositary to change the CUSIP number for the Notes to the applicable unrestricted CUSIP number; and

(iv) complying with any Applicable Procedures for delegending;

whereupon the Restricted Notes Legend shall be deemed removed from any Global Notes without further action on the part of Holders.

Section 2.07 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or stolen and such Holder provides evidence of the loss, theft or destruction satisfactory to the Company and the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8–405 of the Uniform Commercial Code are met and such Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes. Notes Outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not Outstanding. A Note does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding. Subject to the foregoing, only Notes Outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Article 6 and Article 9).

If a Note is replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Designated Event Repurchase Date or on the Maturity Date, money sufficient to pay Notes payable on that date, then immediately after such Designated Event Repurchase Date or Maturity Date, as the case may be, such Notes shall cease to be Outstanding and interest (including Additional Interest), if any, on such Notes shall cease to accrue and such Notes shall cease to be convertible.

If a Note is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Note shall cease to be Outstanding and interest (including Additional Interest), if any, shall cease to accrue on such Note.

Section 2.09 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes (“Temporary Notes”). Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for Temporary Notes.

Section 2.10 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Conversion Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, conversion payment or cancellation and shall dispose of such cancelled Notes in its customary manner. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.

Section 2.11 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest (including any Additional Interest) or the Designated Event Repurchase Price, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or their respective agents shall be affected by notice to the contrary.

Section 2.12 Transfer of Notes. Notwithstanding any other provisions of this Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i); (B) transfers of a beneficial interest in a Global Note for a Certificated Note shall comply with Section 2.06 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Note shall comply with Section 2.06 and Section 2.12(a)(iii) and (iv) below. Any such transfer shall comply with the Applicable Procedures to the extent so required.

(a) Provisions relating to transfers and exchanges:

(i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.12(a).

(ii) Restrictions on Transfer of a Beneficial Interest in a Global Note for a Certificated Note. A beneficial interest in a Global Note may not be exchanged for a Certificated Note except:

(A) Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

(1) DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary is not appointed by the Company within 90 calendar days of such notice; or

(2) the Company, at any time, in its sole discretion, executes and delivers to the Trustee and the Registrar an Officers’ Certificate stating that the entire Global Note shall be so exchangeable.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this clause (ii), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(B) The owner of a beneficial interest in a Global Note will be entitled to receive a Certificated Note in exchange for such interest if an Event of Default has occurred and is continuing.

Upon receipt by the Registrar of instructions from the Holder of a Global Note directing the Registrar to (x) issue one or more Certificated Notes in the amounts specified to the owner of a beneficial interest in such Global Note and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Note, subject to the Applicable Procedures:

(1) the Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Note;

(2) the Company shall promptly execute, and upon Company Order the Trustee shall authenticate and deliver, to such beneficial owner Certificated Note(s) in an equivalent amount to such beneficial interest in such Global Note; and

(3) the Registrar shall decrease such Global Note by such amount in accordance with the foregoing.

(iii) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar with a request: (x) to register the transfer of such Certificated Notes; or (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:

(A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(B) so long as such Notes are “restricted securities” (as defined under Rule 144), such Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (1), (2) or (3) below, and are accompanied by the following additional information and documents, as applicable:

(1) if such Certificated Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(2) if such Certificated Notes are being transferred to the Company, a certification to that effect; or

(3) if such Certificated Notes are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form attached hereto as Exhibit B, if applicable) and (ii) if the Company so requests, an Opinion of Counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend thereon.

(iv) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(A) so long as the Notes are Restricted Notes, certification, in the form attached hereto as Exhibit B, that such Certificated Note is being transferred to a QIB in accordance with Rule 144A; and

(B) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of a Company Order, a new Global Note in the appropriate principal amount.

(b) Subject to the succeeding Section 2.12(c), every Note shall be subject to the restrictions on transfer provided in Section 2.06(f), including the delivery of an Opinion of Counsel, if so required. Whenever any Restricted Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a certificate in substantially the form attached hereto as Exhibit B, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

(c) The restrictions imposed by Sections 2.06(f) upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144 by a Person other than an Affiliate or a former Affiliate. Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable in form and substance to the Company, addressed to the Company, to the effect that the transfer of such Note has been made in compliance with Rule 144), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the legends required by Section 2.01(e). The Company shall inform the Trustee upon the occurrence of the Free Trade Date and promptly after a registration statement with respect to the Notes or any shares of Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

(d) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Notes:

(i) Notwithstanding any other provisions of this Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Note may be exchanged for Notes registered in the name of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 calendar days or (B) an Event of Default has occurred and is continuing with respect to the Notes. Any Global Note exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(ii) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of Section 2.12(e), the Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

(v) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

(e) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder or (iv) any payments under or with respect to the Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.13 CUSIP and ISIN Numbers.

(a) The Company, in issuing the Notes, will use restricted CUSIP and ISIN numbers for such Notes (if then generally in use) until such time as the Restricted Notes Legend is removed pursuant to Section 2.06(i). At such time as the legend is removed from such Notes pursuant to Section 2.06(i), the Company will use an unrestricted CUSIP number for such Note, but only with respect to the Notes where so removed. The Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing in the event of any change in the CUSIP or ISIN numbers.

(b) Except as otherwise provided in this Section 2.13(b), the Company, upon issuing shares of Common Stock upon conversion of Notes, will use a restricted CUSIP number for such shares of Common Stock. Until such time as the Restricted Stock Legend is removed pursuant to Section 2.06(i) or otherwise from such shares of Common Stock, the restricted CUSIP for such shares of Common Stock will be the CUSIP number for shares of such shares of Common Stock. At such time as the Restrictive Stock Legend is removed from such shares of Common Stock pursuant to Section 2.06(i) or otherwise, an unrestricted CUSIP number for such shares of Common Stock will be deemed to be the CUSIP number for such shares of Common Stock therefor, but only with respect to the shares of Common Stock where so removed.

ARTICLE 3

REDEMPTION AND REPURCHASES

Section 3.01 No Company Right to Redeem. The Company shall have no right to redeem the Notes before the Maturity Date.

Section 3.02 Right to Require Repurchase upon a Designated Event.

(a) If a Designated Event occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the “Designated Event Repurchase Date”) specified by the Company that is not less than 20 calendar days and not more than 35 calendar days after the date of the Designated Event Repurchase Right Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Interest) thereon to, but excluding, the Designated Event Repurchase Date, unless such Designated Event Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the Close of Business on the corresponding Regular Record Date (the “Designated Event Repurchase Price”).

Notwithstanding the foregoing, Holders shall not have the right to require the Company to repurchase any Notes under this Section 3.02 (and the Company shall not be required to deliver the Designated Event Repurchase Notice incidental thereto) if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in the case of a Fundamental Change consists of shares of Capital Stock or American Depositary Receipts in respect of shares of Capital Stock traded on the NYSE or another United States national securities exchange (or which will be so traded immediately following the completion of such Fundamental Change) and, as a result of such transaction or transactions, the Notes become convertible into such shares of such Capital Stock or such American Depositary Receipts pursuant to Section 10.10.

Repurchases of Notes under this Section 3.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Designated Event Repurchase Notice”) in the form set forth on the form of Note attached hereto as Exhibit A on or before the Business Day immediately preceding the Designated Event Repurchase Date; and

(ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time on or before the Business Day immediately preceding the Designated Event Repurchase Date (together with all necessary endorsements) to the Paying Agent, such delivery being a condition to receipt by the Holder of the Designated Event Repurchase Price therefor; provided that such Designated Event Repurchase Price shall be so paid pursuant to this Section 3.02 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Designated Event Repurchase Notice.

Each Designated Event Repurchase Notice shall state:

(1) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(2) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(3) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.02 shall be consummated by the delivery of the Designated Event Repurchase Price to be received by the Holder promptly following the later of the Designated Event Repurchase Date and the time of the book-entry transfer or delivery of the Note.

The Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 3.02(c).

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(b) After the occurrence of a Designated Event, but on or before the 10th calendar day following the Effective Date of such Designated Event, the Company shall provide to all Holders and the Trustee and Paying Agent a written notice (the “Designated Event Repurchase Right Notice”), in the manner provided for in Section 13.02, of the occurrence of such Designated Event and of the repurchase right, if any, at the option of the Holders, arising as a result thereof. Simultaneously with providing such Designated Event Repurchase Right Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in the City of New York or on the Company’s website or through such other public medium as the Company may use at such time.

Each Designated Event Repurchase Right Notice shall specify, if applicable:

(i) the events causing the Designated Event and whether such Designated Event also constituted a Fundamental Change;

(ii) the date of the Designated Event;

(iii) the last date on which a Holder may exercise the repurchase right;

(iv) the Designated Event Repurchase Date;

(v) the Designated Event Repurchase Price;

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) the applicable Conversion Rate and the number of Additional Shares, if any;

(viii) that the Notes with respect to which a Designated Event Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Designated Event Repurchase Notice in accordance with the terms of this Indenture;

(ix) that the Holder must exercise the repurchase right on or prior to the Close of Business on the third Business Day immediately preceding the Designated Event Repurchase Date (the “Designated Event Expiration Time”);

(x) that the Holder shall have the right to withdraw any Notes surrendered for repurchase prior to the Designated Event Expiration Time; and

(xi) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.02.

(c) A Designated Event Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Designated Event Repurchase Right Notice at any time prior to the Close of Business on the Business Day prior to the Designated Event Repurchase Date, specifying:

(i) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes,

(ii) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Notes that remain subject to the original Designated Event Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, such notice must comply with any Applicable Procedures.

(d) On or prior to the Open of Business on the Designated Event Repurchase Date, the Company shall deposit with the Paying Agent, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.04, an amount of money sufficient to repurchase on the Designated Event Repurchase Date all of the Notes to be repurchased on such date at the Designated Event Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent, payment for Notes surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time shall be made promptly after the later of (x) the Designated Event Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Designated Event Repurchase Price in this Section 3.02), and (y) the time of book-entry transfer or the delivery of such Note to the Paying Agent by the Holder thereof in the manner required by this Section 3.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Designated Event Repurchase Price.

(e) If the Paying Agent holds money sufficient to repurchase on the Designated Event Repurchase Date all of the Notes or portions thereof that are to be purchased as of the Business Day following the Designated Event Repurchase Date, then on and after the Designated Event Repurchase Date (i) such Notes shall cease to be Outstanding, (ii) interest shall cease to accrue on such Notes, and (iii) all other rights of the Holders of such Notes shall terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent, other than the right to receive the Designated Event Repurchase Price upon delivery of the Notes.

(f) No Notes may be repurchased at the option of Holders upon a Designated Event if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the applicable Designated Event Repurchase Date.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes. The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture. Any amounts of cash and/or shares of Common Stock to be given to the Trustee, the Paying Agent or the Conversion Agent shall be deposited by the Company with the Trustee, the Paying Agent or the Conversion Agent by the Open of Business on the required date. The Company may, at its option, make payments in respect of the Notes by check mailed to a Holder’s registered address (or, if requested by a Holder of more than $1,000,000 principal amount of the Notes, by wire transfer in immediately available funds to that Holder’s account within the United States designated by such Holder in written notice to the Registrar by the Close of Business on the Record Date relating to such payment, which notice shall remain effective until withdrawn by such Holder in a subsequent written notice to the Registrar) or, with respect to Global Notes, by wire transfer in immediately available funds. The Company shall make any required interest (including any Additional Interest) payments to the Person in whose name each Note is registered at the Close of Business on the Record Date for such interest payment. The principal, accrued and unpaid interest (including Additional Interest), if any, or the Designated Event Repurchase Price, if applicable, shall be considered paid on the applicable date due if on such date (or, in the case of a Designated Event Repurchase Price, on the Business Day following the applicable Designated Event Repurchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

Section 4.02 SEC and Other Reports. The Company shall file any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act with the Trustee within 30 calendar days after the same are required to be filed with the SEC.

If at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will provide the Trustee and the Holders with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such annual and quarterly reports shall be provided at the times the Company would have been required to provide reports had the Company continued to have been subject to such reporting requirements. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on an Officers’ Certificate).

Section 4.03 Additional Interest.

(a) If, at any time during the six-month period beginning on, and including, the date which is six months after the Last Original Issuance Date and ending on the Free Trade Date, the Company fails to timely file any periodic report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), the Company shall pay additional interest at a rate of 0.50% per annum (“Additional Interest”) on the Notes, accruing from the due date of the first missed filing that gives rise to such obligation and continuing through the earlier of (i) the Free Trade Date and (ii) the date all such missed filings have been made.

(b) In addition, if the Notes or the shares of Common Stock issuable upon conversion of the Notes do not become Freely Tradable on or before the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day), the Company will pay Additional Interest on the Notes from, and including, the Free Trade Date and until the date on which the Notes and the shares of Common Stock issuable upon conversion of the Notes become Freely Tradable.

(c) Whenever Additional Interest is accruing on a Record Date, the Company will pay all accrued and unpaid Additional Interest to the Holders of record on such Record Date on the corresponding Interest Payment Date. If Additional Interest is not accruing on a Record Date, but has accrued since the immediately preceding Record Date, the Company shall pay any accrued and unpaid Additional Interest on the Interest Payment Date corresponding to the later Record Date to Holders of record on such later Record Date.

In the event that the Company is required to pay Additional Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Paying Agent of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Paying Agent to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Notwithstanding anything else in this Indenture, in no event will (i) Additional Interest payable under this Section 4.03 exceed 0.50% per annum, or (ii) Additional Interest accrue pursuant to Section 4.03(b) on any day in which (1) the Company has filed a shelf registration statement for the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes, (2) such shelf registration statement is effective and usable by Holders for the resale of the Notes, and (3) the Holders may register the resale of their Notes under such shelf registration statement on terms customary for the resale of convertible securities offered in reliance on Rule 144A. The Company shall maintain any such shelf registration statement for a period of no less than one year from the Free Trade Date or, if earlier, the date that the Notes and the shares of Common Stock issuable upon conversion of the Notes become Freely Tradable. If the Company fails to so maintain any such shelf registration statement, the Company will pay Additional Interest from the date the shelf registration is not available to permit the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes until such shelf registration statement (or another shelf registration statement) becomes so available or until the Notes and the shares of Common Stock issuable upon conversion of the Notes become Freely Tradable. The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of the Notes to become Freely Tradable on the Free Trade Date.

Section 4.04 Compliance Certificate. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2010) of the Company an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof, there has occurred a Default during the previous fiscal year.

Section 4.05 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.06 Maintenance of Office or Agency. The Company will maintain in New York, New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of Wells Fargo Bank, National Association, at 45 Broadway, 14th Floor, New York, NY 10006, Attention: Corporate Trust Services, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes.

Section 4.07 Delivery of Certain Information. At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall furnish to Holders, beneficial owners and prospective purchasers of the Notes or shares of Common Stock issuable upon conversion of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Notes and such shares of Common Stock are no longer “restricted securities” within the meaning of Rule 144.

Section 4.08 Par Value Limitation. The Company will not take any action that, after giving effect to any adjustment pursuant to Section 10.04, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

Section 4.09 Statement by Officers as to Default. The Company shall deliver to the Trustee, within 30 calendar days after the occurrence of any Default or any Event of Default under this Indenture, an Officers’ Certificate (which Officers’ Certificate shall not be required to include such statements included in Section 13.05) specifying with particularity such Default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

ARTICLE 5

SUCCESSOR PERSON

Section 5.01 When Company May Merge or Transfer Assets.

(a) The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any other Person in any one transaction or series of related transactions, or permit any Person to consolidate with or merge into the Company, unless:

(i) either (a) the Company is the surviving Person (the “Successor Person”) or (b) if the Company is not the Successor Person, then either the Successor Person formed by such consolidation or with or into which the Company is merged or the Person to which the Company’s properties and assets are so transferred shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; provided, however, that the Successor Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(ii) immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; and

(iii) the Company shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

(b) The Successor Person formed by such consolidation or into which the Company is merged or the Successor Person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Person had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 9.06, the Company, the Trustee and the Successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such Successor Person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to the Notes shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated in Section 9.02:

(a) default in any payment of interest (including any Additional Interest) on any Note when due and payable and the default continues for a period of 30 calendar days;

(b) default in the payment of principal of any Note when due and payable at its Stated Maturity, upon required repurchase, declaration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes into cash or a combination of cash and shares of Common Stock, as applicable, upon exercise of a Holder’s conversion right;

(d) failure by the Company to comply with its obligations under Section 5.01;

(e) failure by the Company to issue a Designated Event Repurchase Right Notice in accordance with Section 3.02 or comply with its notice requirements under Sections 10.01(b), (c) and (d) when due;

(f) failure by the Company for 60 calendar days to comply with any of its other agreements (other than a covenant or warranty Default in performance or whose breach is elsewhere in this Section 6.01 specifically provided for) contained in the Notes or this Indenture after written notice of such Default from the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes has been received by the Company;

(g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $10.0 million in the aggregate of the Company and/or any such Subsidiary, whether such debt now exists or shall hereafter be created, which default results:

(i) in such debt becoming or being declared due and payable, and such debt shall not have been discharged in full or such declaration rescinded or annulled within 30 calendar days or

(ii) from a failure to pay the principal of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration or otherwise, and such defaulted payment shall not have been made, waived or extended within 30 calendar days;

(h) failure by the Company or any of its Subsidiaries, within 30 calendar days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds in the aggregate $10.0 million, which are not stayed on appeal;

(i) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive calendar days.

Section 6.02 Acceleration; Rescission and Annulment.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company) occurs and is continuing, then in every such case (except as provided in the immediately following paragraph) the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and all accrued interest thereon (including any Additional Interest) shall become immediately due and payable. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs, the principal of, and accrued interest (including any Additional Interest) on, all of the Notes shall become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.

(b) Notwithstanding the foregoing, except as described under Section 4.03, at the Company’s election, the sole remedy of Holders for an Event of Default specified in Section 6.01(f) relating to failure by the Company to file reports as described under Section 4.02 (the “Company’s Filing Obligations”), shall (i) for the first 90 calendar days after the occurrence of such Event of Default (which will be the 61st day after written notice is provided to the Company of the Default pursuant to Section 6.01(f)), consist exclusively of the right to receive Additional Interest at an annual rate equal to 0.25% per annum on the principal amount of the Outstanding Notes, and (ii) for the 90 calendar days immediately following such 90-day period, consist exclusively of the right to receive Additional Interest at an annual rate equal to 0.50% per annum on the principal amount of the Outstanding Notes. On the 181st day immediately following such Event of Default (if such violation is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided in Section 6.02(a). This provision will not affect the rights of Holders in the event of the occurrence of any other Event of Default. At the Company’s election, such Additional Interest will be payable in arrears on each Interest Payment Date following the date on which such Event of Default relating to the Company’s Filing Obligation first occurs. The Company may make such election by notifying, in the manner provided for in Section 13.02, the Trustee, the Paying Agent and the Holders of such election at any time on or before the Close of Business on the fifth Business Day immediately following the date any such Event of Default otherwise would occur. If Additional Interest has been paid by the Company directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment. In no event will (i) Additional Interest payable under this Section 6.02(b) exceed a total of 0.50% per annum or (ii) Additional Interest payable under this Section 6.02(b) be payable at any time that an equal or greater amount of Additional Interest is payable under Section 4.03.

(c) This Section 6.02, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest (including any Additional Interest) upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest and any Additional Interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes during the period of such Default) and amounts due to the Trustee pursuant to Section 7.07, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults with respect to such Notes, other than the nonpayment of principal of and accrued and unpaid interest on, or failure to deliver amounts due upon conversion of, such Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.04, then and in every such case the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. No rescission or annulment referred to above shall affect any subsequent Default or impair any right consequent thereon.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest (including Additional Interest), if any, or payment of the Designated Event Repurchase Price on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Outstanding Notes may waive, by written notice to the Trustee and without notice to any other Holder, an existing or past default and its consequences except (a) an Event of Default described in Sections 6.01(a) or 6.01(b) (other than any nonpayment of principal of the Notes that has become due solely by reason of a declaration of acceleration, to the extent that such declaration of acceleration is duly rescinded in accordance with this Indenture) (b) a default in respect of a provision that, under Section 9.02, cannot be amended without the consent of each Holder or (c) an Event of Default described in Section 6.01(c). When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 and Section 7.02, that the Trustee determines is unduly prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits. A Holder may pursue any remedy with respect to this Indenture or the Notes only if:

(a) such Holder shall have previously given to the Trustee written notice that an Event of Default is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the Outstanding Notes have requested the Trustee in writing to pursue the remedy;

(c) such Holder shall have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 calendar days after the receipt of the request and the offer of security or indemnity; and

(e) the Holders of at least a majority in aggregate principal amount of the Outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 calendar day period.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of payment of principal, accrued and unpaid interest (including Additional Interest), if any, or the Designated Event Repurchase Price, if applicable, on or after the respective due dates expressed in such Holder’s Notes, and to convert the Notes in accordance with Article 10, shall not be impaired or affected without the consent of such Holder and shall not be subject to the requirements of Section 6.06.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including any Additional Interest) to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel and any other amounts due the Trustee under Section 7.07.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, accrued and unpaid interest (including Additional Interest), if any, or payment of the Designated Event Repurchase Price, if applicable, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 calendar days before such record date, the Company shall mail to each Holder and the Trustee a notice, in the manner provided for in Section 13.02, that states the record date, the payment date and the amount to be paid.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Notes.

Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether herein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c).

(e) The Trustee shall not be liable for interest on any money received by it or risk or expend any of its own funds.

(f) Money or shares of Common Stock held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7, and the provisions of this Article 7 shall apply to the Trustee, the Registrar, the Paying Agent and the Conversion Agent.

(i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Responsible Officer has received written notice at its Corporate Trust Office thereof from the Company or any Holder or (ii) a Responsible Officer shall have actual knowledge thereof.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting (except in connection with an application for authorization of Notes pursuant to Section 2.02), it may require an Officers’ Certificate or an Opinion of Counsel in accordance with Section 13.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the Registrar, the Paying Agent and the Conversion Agent.

(i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 calendar days or resign. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and is known to a Responsible Officer (or written notice of it is received by the Trustee) the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 calendar days after it occurs; provided, however, that except in the case of a Default described in Section 6.01(a), (b) or (c), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06 [RESERVED]

Section 7.07 Compensation and Indemnity. (a) The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall fully indemnify each of the Trustee and any predecessor Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Responsible Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

(b) To secure the Company’s payment obligations in this Section 7.07, the Trustee and (only to the extent applicable) any predecessor Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal, accrued and unpaid interest (including Additional Interest), if any, or the Designated Event Repurchase Price, if applicable, on particular Notes.

(c) The Company’s payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the Discharge of this Indenture. In the event that the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08 Replacement of Trustee. (a) The Trustee may resign at any time by notifying the Company in writing at least 30 calendar days prior to the proposed effective date of such resignation. The Holders of a majority in aggregate principal amount of the Notes then Outstanding may remove the Trustee by notifying the Trustee in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes then Outstanding or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the Notes then Outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger. (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 7.10 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

Section 7.11 [RESERVED]

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01 Discharge of Liability on Notes. When (1) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes which have been replaced pursuant to Section 2.07) and not theretofore canceled or (2) all the Notes not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion (after all related Observation Periods have elapsed) and the Company shall have delivered to the Holders cash or a combination of cash and shares of Common Stock, as applicable, sufficient to pay, in the opinion of a nationally recognized firm of certified public accountants, all amounts owing in respect of all Notes (other than any Notes which have been replaced pursuant to Section 2.07) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Maturity Date, Designated Event Repurchase Date or otherwise, and the Company shall have deposited with the Trustee cash sufficient to pay, in the opinion of a nationally recognized firm of certified public accountants, all amounts owing in respect of all Notes (other than any Notes which have been replaced pursuant to Section 2.07) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest accrued and unpaid to such Maturity Date, Designated Event Repurchase Date or other such date, and if in either case (1) or (2) the Company shall also pay or deliver or cause to be paid or delivered all other sums payable and shares of Common Stock deliverable hereunder by the Company, then this Indenture shall cease to be of further effect with respect to the Notes (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts and any shares of Common Stock then due, including interest (and any Additional Interest) with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar under this Indenture), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 8.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes (such event, the “Discharge”); provided, however, the Company hereby agrees to reimburse the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar and to compensate the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar for any services thereafter reasonably and properly rendered by the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar in connection with this Indenture.

Section 8.02 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the

Company’s obligations under this Indenture shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Indenture and the Notes to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

Section 8.03 Officers’ Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 8.01, the Company shall furnish to the Trustee an Officers’ Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

ARTICLE 9

MODIFICATION AND AMENDMENTS

Section 9.01 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder or any other Person to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a Successor Person of the Company’s obligations under this Indenture;

(3) add guarantees with respect to the Notes;

(4) secure the Notes;

(5) add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company by this Indenture;

(6) provide for the conversion of Notes in accordance with the terms of this Indenture;

(7) make any change that does not adversely affect the rights of any Holder in any material respect; provided that any amendment to conform the terms of the Notes to the description set forth in the section of the Offering Circular entitled “Description of Notes” will not be deemed to be adverse to any Holder;

(8) eliminate the option of the Company to satisfy its Conversion Obligation pursuant to the provisions of Section 10.02(a)(ii); or

(9) comply with any requirement of the SEC in connection with any qualification of this Indenture under the Trust Indenture Act of 1939, as amended.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under this Section 9.01 becomes effective, the

Company shall mail to Holders a notice, in the manner provided for in Section 13.02, briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, the Company and the Trustee may amend or supplement this Indenture or the Notes. However, without the consent of each Holder affected, an amendment to this Indenture or the Notes may not:

(1) reduce the amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate, or extend the stated time for payment, of interest (including Additional Interest, if any) on any Note;

(3) reduce the principal, or extend the Stated Maturity, of any Note;

(4) make any change that adversely affects the conversion rights of any Notes;

(5) reduce the Designated Event Repurchase Price of any note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6) change the place or currency of payment of principal or interest (including Additional Interest, if any) in respect of any Note;

(7) impair the right of any Holder to receive payment of principal of and interest (including Additional Interest, if any) on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8) adversely affect the ranking of the Notes as senior unsecured indebtedness of the Company; or

(9) make any change to the provisions of Section 6.04, this Section 9.02 or Section 9.04.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice, in the manner provided for in Section 13.02, briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03 [RESERVED]

Section 9.04 Revocation and Effect of Consents, Waivers and Actions. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the supplemental indenture setting forth the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective in accordance with the terms of the supplemental indenture, which shall become effective upon the execution thereof by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.

Section 9.05 Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 9.06 Trustee to Sign Supplemental Indentures. Upon the written request of the Company, the Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture, the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

CONVERSIONS

Section 10.01 Conversion Privilege and Conversion Rate.

(a) Subject to the conditions described in clauses (i), (ii) and (iii) of this Section 10.01(a), and upon compliance with the provisions of this Article 10, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of its Notes at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding April 15, 2017, at a rate (the “Conversion Rate”) of 77.6714 shares of Common Stock (subject to adjustment by the Company as provided in Section 10.04) per $1,000 principal amount of the Notes (the “Conversion Obligation”) under the circumstances and during the periods set forth below. On and after April 15, 2017, regardless of the conditions described in clauses (i), (ii) and (iii) of this Section 10.01(a), and upon compliance with the provisions of this Article 10, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of its Notes at the applicable Conversion Rate at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(i) Prior to the Close of Business on the Scheduled Trading Day immediately preceding April 15, 2017, a Holder may surrender all or a portion of its Notes in $1,000 principal amount or an integral multiple thereof for conversion during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Notes for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate for such Trading Day (the “Trading Price Condition”) determined as set forth below. If a Holder provides the Company with reasonable evidence that the Trading Price of the Notes would be less than 98% of the product of (a) the applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price of the Common Stock at such time, then the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the date on which the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of (a) the applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price of the Common Stock. If the Trading Price Condition has been met, the Company shall so notify the Holders and the Trustee. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of the Notes is greater than 98% of the product of (a) the applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price of the Common Stock on such date, the Company shall so notify the Holders and the Trustee, and the Trustee shall have no further obligation to determine the Trading Price of the Notes unless requested by the Company to do so again in writing pursuant to this clause (i). Notwithstanding the foregoing, if the Trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of the Notes from a nationally recognized securities dealer selected by the Board of Directors for the purpose of determining the Trading Price on any Trading Day, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of (a) the applicable Conversion Rate of the Notes and (b) the Last Reported Sale

Price of the Common Stock on such date (any such determination by the Trustee shall be conclusive absent manifest error). Furthermore, if the Company does not, when obligated to do so pursuant to this clause (i), instruct the Trustee to determine the Trading Price of the Notes, or if the Company so instructs the Trustee, but the Trustee does not make such determination, then the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of (a) the applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price of the Common Stock on such date.

(ii) Prior to the Close of Business on the Scheduled Trading Day immediately preceding April 15, 2017, a Holder may surrender all or a portion of its Notes in $1,000 principal amount or an integral multiple thereof for conversion during any calendar quarter after the calendar quarter ending June 30, 2010 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 135% of the applicable Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter.

(iii) The Notes shall be convertible prior to April 15, 2017, as provided in Sections 10.01(b), (c) and (d).

(b) In the event that the Company elects to:

(i) distribute to all or substantially all holders of Common Stock any rights or warrants entitling them, for a period of not more than 45 calendar days after the record date for such distribution, to subscribe for or purchase Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution; or

(ii) distribute to all or substantially all holders of Common Stock, assets (including cash) or debt securities of the Company or rights to purchase the Company’s securities, which distribution has a per share value (as reasonably determined by the Board of Directors) exceeding 15% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, then, in either case, Holders may surrender their Notes for conversion, in $1,000 principal amount or an integral multiple thereof, at any time on and after the date that the Company provides the notice to such Holders referred to in the next sentence until the earlier of the Close of Business on the Business Day immediately preceding the Ex-Date for such distribution or the date the Company announces that such distribution will not take place. The Company shall notify Holders and the Trustee in writing of any distribution referred to in either clause (i) or (ii) of this Section 10.01(b) and of the resulting conversion right no later than the 65th Scheduled Trading Day prior to the Ex-Date for such distribution. A Holder may not exercise this right (and need not be given advance notice of the distribution) if such Holder is permitted to participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any distribution referred to in clause (i) or (ii) of this Section 10.01(b) as if such Holder held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert its Notes.

(c) If the Company is a party to a combination, merger, binding share exchange or sale or conveyance of all or substantially all of its properties and assets in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, then the Holders shall have the right to convert Notes, in $1,000 principal amount or an integral multiple thereof, at any time beginning on the effective date of the transaction and ending on the date that is 25 Scheduled Trading Days after the date that is the effective date of such transaction; provided that such transaction does not otherwise constitute a Designated Event to which the provisions of Section 10.01(d) shall apply. The Company shall notify Holders and the Trustee in writing of the occurrence of any transaction referred to in this Section 10.01(c) as promptly as practicable following the effective date of such transaction (but in no event later than the 10th calendar day following such effective date).

(d) If the Company is a party to any transaction or event that constitutes a Designated Event, a Holder may surrender Notes for conversion, in $1,000 principal amount or an integral multiple thereof, at any time, after the Company gives the notice referred to in the following sentence, from and after the Effective Date of such Designated Event until (i) the Designated Event Repurchase Date corresponding to such Designated Event or (ii) if there is no such Designated Event Repurchase Date, 30 Trading Days following the Effective Date of such Designated Event and, upon such surrender, if such Designated Event also constitutes a Fundamental Change, the Holder may be entitled to receive Additional Shares of Common Stock, if any, as specified in Section 10.01(e). The Company shall notify, in the manner provided for in Section 13.02, Holders and the Trustee in writing of the occurrence of the Designated Event as promptly as practicable following the Effective Date of the Designated Event (but in no event later than the 10th calendar day following such Effective Date) and, in the case of a Fundamental Change, shall issue a press release as promptly as practicable following the Effective Date of such Fundamental Change.

(e) Subject to Section 10.01(d), if a Holder elects to convert Notes in connection with a Fundamental Change, the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided, however, that no increase shall be made in the case of a Fundamental Change if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Fundamental Change transaction consists of shares of Capital Stock or American Depositary Receipts in respect of shares of Capital Stock traded on the New York Stock Exchange or a United States national securities exchange (or that will be so traded immediately following the transaction) and as a result of such transaction or transactions the Notes become convertible into such shares of such Capital Stock or such American Depositary Receipts pursuant to Section 10.10. Settlement of Notes tendered for conversion with respect to which Additional Shares shall be added to the Conversion Rate as provided in this Section 10.01(e) shall be settled pursuant to Section 10.02(d). For purposes of this Section 10.01(e), a conversion shall be deemed to be “in connection with” a Fundamental Change to the extent that such conversion is effected during the time period specified in Section 10.01(d) (regardless of whether the provisions of clauses (i) or (ii) of Section 10.01(a) or Section 10.01(b) or (c) shall apply to such conversion).

(i) The number of Additional Shares shall be determined by the Company by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided, further, that if (1) the Stock Price is greater than $80.00 per share of Common Stock (subject to adjustment in the same manner as the Conversion Prices are adjusted pursuant to Section 10.04), no Additional Shares shall be added to the Conversion Rate, and (2) the Stock Price is less than $10.51 per share (subject to adjustment in the same manner as the Conversion Prices are adjusted pursuant to Section 10.04), no Additional Shares shall be added to the Conversion Rate. Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 95.1474 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 10.04).

(ii) The Stock Prices set forth in the first row of the tables in Schedule A hereto shall be adjusted by the Company as of any date on which the Conversion Rate of the Notes is adjusted as set forth in Section 10.04. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 10.04.

(iii) For the avoidance of doubt, if a Holder converts Notes prior to the Effective Date of a Fundamental Change, and the Fundamental Change does not occur, such Holder shall not be entitled to Additional Shares in connection with such conversion.

Section 10.02 Exercise of Conversion Privilege.

(a) (i) Subject to Section 10.02(b), the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion in cash and shares of fully paid Common Stock, if applicable, by delivering, on the third VWAP Trading Day immediately following the last VWAP Trading Day of the related Observation Period, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 60 VWAP Trading Days during the related Observation Period; provided that the Company shall deliver cash in lieu of any fractional share of Common Stock as provided in Section 10.03. The Daily Settlement Amounts shall be determined by the Company promptly following the last VWAP Trading Day of the Observation Period.

(ii) If the Company elects to pay cash in lieu of delivering all or a portion of the Maximum Deliverable Shares, the Company shall notify, in the manner provided for in

Section 13.02, the Holder tendering a Notice of Conversion of the percentage of each share of Common Stock issuable upon conversion that shall be paid in cash in lieu of shares of Common Stock (the “Cash Percentage”) at any time on or before the Close of Business on the VWAP Trading Day following the Company’s receipt of the Notice of Conversion tendered by such Holder. In the event the Company elects to settle in cash all or any portion of the Maximum Deliverable Shares in connection with conversions of Notes within 65 Scheduled Trading Days prior to the Maturity Date, the Company shall send, on or prior to the 65th Scheduled Trading Day prior to the Maturity Date, a single notice for all such conversions to the Trustee with respect to the Cash Percentage that shall be paid in cash in lieu of shares of Common Stock.

(iii) Notwithstanding the provisions described above in this Section 10.02(a), in connection with the conversion of the Initial Notes and any Additional Notes issued at the option of the initial purchasers of the Initial Notes pursuant to the Purchase Agreement, if, prior to the Company receiving stockholder approval of any such conversions in compliance with Section 312.03 of the New York Stock Exchange Listed Company Manual, as of any VWAP Trading Day during the relevant Observation Period, the aggregate number of Maximum Deliverable Shares, with respect to all preceding VWAP Trading Days during such Observation Period and such VWAP Trading Day, exceeds the NYSE Share Cap, the Daily Settlement Amount represented by the Maximum Deliverable Shares for such VWAP Trading Day shall be reduced by the number of shares of Common Stock equal to such excess. The “NYSE Share Cap” means a number, rounded to four decimal places, equal to (a) 8,519,620.6590 (representing approximately 19.99% of the shares of Common Stock outstanding on the Issue Date) divided by (b) the aggregate principal amount (expressed in thousands) of the Initial Notes and any Additional Notes issued at the option of the initial purchasers of the Initial Notes pursuant to the Purchase Agreement. The NYSE Share Cap shall be subject to adjustment in the same manner as the Conversion Rate as provided in Section 10.04. At the Company’s next annual shareholders meeting following the Issue Date, the Company shall submit and recommend to its shareholders a proposal to approve the issuance of shares of Common Stock upon conversion of the Notes in an amount calculated without regard to the NYSE Share Cap. Notwithstanding the first sentence of this Section 10.02(a)(iii), in the event that such shareholder approval is obtained at any time prior to any date on which the limitation described in the preceding sentence would apply to the conversion of any Notes, the NYSE Share Cap shall not be applicable to the calculation of any Daily Settlement Amount deliverable in connection with the conversion of such Notes.

(iv) Notwithstanding the provisions described above in this Section 10.02(a), in satisfaction of the Conversion Obligation, the Company may direct the Conversion Agent to surrender, on or prior to the commencement of the Observation Period, such Notes to one or more financial institutions designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution(s) must agree to deliver, in exchange for such Notes, the cash or combination of cash and shares of Common Stock equal to the consideration due upon conversion (the “Conversion Consideration”) pursuant to this Section 10.02, at the sole option of the designated financial institution(s) and as is designated to the Conversion Agent in writing by the Company. By the Close of Business on the Scheduled Trading Day immediately preceding the start of the Observation Period, the Company shall notify, in the manner provided in Section 13.02, the Holder surrendering Notes for conversion that the Company has directed the designated financial institution(s) to make an exchange in lieu of conversion and such financial institution(s) shall be required to notify the Conversion Agent and such Holder whether it will deliver the Conversion Consideration upon exchange. If the designated financial institution(s) accept any such Notes, they shall deliver the Conversion Consideration in accordance with Section 10.02(d). Any Notes exchanged by the designated financial institution(s) shall remain Outstanding. If the designated financial institution(s) agree to accept any Notes for exchange but do not timely deliver the related Conversion Consideration, or if such designated financial institution(s) do not accept the Notes for exchange, the Company shall, no later than the third VWAP Trading Day immediately following the last VWAP Trading Day of the related Observation Period, convert the Notes into cash and, if applicable, the appropriate number of shares of Common Stock due upon conversion pursuant to this Section 10.02.

(b) Notwithstanding Section 10.02(a), the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion with respect to which Additional Shares shall be added to the Conversion Rate as set forth in Section 10.01(e) pursuant to this Section 10.02(b); provided that the Company may elect to pay cash to Holders who surrender Notes for conversion in lieu of all or a portion of the shares of Common Stock issuable upon conversion of the Notes in satisfaction of the Conversion Obligation pursuant to clause (ii) of Section 10.02(a).

(c) Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 10.02(i) and, if required, pay all taxes or duties, if any, and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth in the form of Note attached hereto as Exhibit A hereto (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 10.02(i), and (D) if required, pay all taxes or duties, if any. A Note shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this Section 10.02(c).

No Notice of Conversion with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Designated Event Repurchase Notice and not validly withdrawn such Designated Event Repurchase Notice in accordance with the applicable provisions of Section 3.02(c).

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d) Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in Section 10.02(a). The Company shall make such delivery by paying the cash amount owed to the Holder of the Note surrendered for conversion, or such Holder’s nominee or nominees, and by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Obligation (together with cash in lieu of any fractional share).

(e) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(f) If a Holder submits a Note for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(g) Except as provided in Section 10.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 10.

(h) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(i) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest except as set forth below. The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after the Close of Business on a Record Date, Holders of such Notes as of the Close of Business on the Record Date shall receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Notes so converted; provided, however, that no such payment need be made (i) if the Company has specified a Designated Event Repurchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date; (ii) to the extent of any overdue interest existing at the time of conversion with respect to such Note; or (iii) with respect to any Conversion Date that occurs during the period from the Close of Business on the Regular Record Date immediately preceding the Maturity Date to the Maturity Date. Except as described above, no payment or adjustment shall be made for accrued interest on converted Notes.

Section 10.03 Fractions of Shares. No fractional share of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Daily VWAP of the Common Stock on the last VWAP Trading Day of the relevant Observation Period.

Section 10.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any of the transactions described below as if such Holders held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes:

(a) In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR´	=	CRo	X	OS´
OSo

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be;

OSo = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be; and

OS´ = the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Date fixed for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

(b) In case the Company shall distribute to all or substantially all holders of its outstanding shares of Common Stock rights or warrants entitling them (for a period of not more than 45 calendar days after the record date for such distribution) to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, the Conversion Rate shall be adjusted based on the following formula; provided that the Conversion Rate shall be readjusted to the extent that such rights or warrants are not exercised prior to their expiration:

CR´	=	CRo	x	OSo + X
OSo + Y

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such distribution;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such distribution;

OSo = the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the Open of Business on the Ex-Date for such distribution. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than Common Stock as covered by Section 10.04(a)), evidences of its indebtedness or other assets or property of the Company (including securities, but excluding dividends and distributions covered by Section 10.04(b) or (d) and distributions described below in this Section 10.04(c) with respect to Spin-Offs) (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this Section 10.04(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR´	=	CRo	x	SPo
SPo – FMV

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such distribution;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such distribution;

SPo = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV = the fair market value as determined by the Board of Directors of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-Date for such distribution.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder has the right to receive, for each $1,000 principal amount of Notes, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such distribution, without being required to convert the Notes. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines “FMV” for purposes of this Section 10.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

With respect to an adjustment pursuant to this Section 10.04(c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, and such Capital Stock or similar equity interest is or will be listed or quoted on a national securities exchange or reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR´	=	CRo	x	FMVo + MPo
MPo

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such Spin-Off;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such Spin-Off;

FMVo = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MPo = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Such adjustment shall occur on the last day of the Valuation Period, but will be given effect immediately after the Open of Business on the Ex-Date for the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the effective date of any Spin-Off, references in the definition of “Valuation Period” above to 10 consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate; provided, further, that in respect of any conversion within the first four Trading Days following the effective date of such Spin-Off (if such Trading Days are also VWAP Trading Days), references to 10 Trading Days shall be deemed replaced with four Trading Days; provided, further, that if one or more Trading Days of any Observation Period occurs on or after the Ex-Date for a Spin-Off but on or prior to the effective date for such Spin-Off, such Observation Period will be suspended on the first such Trading Day and will resume on the second Trading Day of the Valuation Period for such Spin-Off, with references in the definition of “Valuation Period” to 10 consecutive Trading Days deemed replaced with references to the lesser of 10 Trading Days and the number of Trading Days remaining in such Observation Period.

Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04 (and no adjustment to the Conversion Rate under this Section 10.04 shall be required) until the occurrence of the earliest Trigger Event and the separation of such rights or warrants from the Common Stock, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.04(c). If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 10.04(c) and Sections 10.04(a) and (b), any dividend or distribution to which this Section 10.04(c) is applicable that also includes shares of Common Stock to which Section 10.04(a) applies or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 10.04(a) or (b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants, to which this Section 10.04(c) applies (and any Conversion Rate adjustment required by this Section 10.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 10.04(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Date of such dividend or distribution shall under this Section 10.04(c) be substituted as “the Ex-Date” within the meaning of Section 10.04(a) and (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be” within the meaning of Section 10.04(a) or “outstanding immediately prior to the Open of Business on the Ex-Date for such distribution” within the meaning of Section 10.04(b).

(d) In case the Company shall pay dividends or make distributions consisting exclusively of cash to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR´	=	CRo	x	SPo
SPo - C

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such distribution;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such distribution;

SPo = the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution; and

C = the amount in cash per share distributed to holders of shares of Common Stock in such distribution.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than SP 0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which such cash dividend is distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the record date for such distribution, without being required to convert the Notes. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 10.04(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 10.04(d), references in this Section 10.04 to one share of Common Stock or the Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e) In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR´	=	CRo	x	AC + (SP´ x OS´)
OSo x SP´

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the date such tender or exchange offer expires;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OSo = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (before giving effect to such tender offer or exchange offer);

OS´ = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP´ = the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.

Such adjustment shall become effective immediately after the Open of Business on the Trading Day next succeeding the date such tender or exchange offer expires. If the Company or its Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or its Subsidiary is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.

If the last Trading Day of any Observation Period occurs on the Trading Day next succeeding the expiration date for any tender or exchange offer, such Observation Period will be suspended on such Trading Day and will end on the Trading Day next succeeding such expiration date.

No adjustment to the Conversion Rate shall be made if the application of any of the foregoing formulas (other than in connection with a share combination) would result in a decrease in the Conversion Rate.

For purposes of this Section 10.04 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which shares of the Common Stock (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(f) In addition to those required by Sections 10.04(a) through (e), and to the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 calendar days if the Board of Directors determines (which determination shall be conclusive) that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall deliver to the Holder of each Note, in the manner provided for in Section 13.02, a notice of such increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(g) Without limiting the foregoing, no adjustment to the Conversion Rate need be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Indenture;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest (including any Additional Interest).

(h) All calculations and other determinations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 10.04. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% (1) annually, on the anniversary of the Issue Date, (2) upon a Designated Event or (3) upon any conversion of any Note (and on each VWAP Trading Day of the related 60 VWAP Trading Day Observation Period).

(i) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after (1) the Ex-Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to Section 10.04(e) (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (x) issuing to the Holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and, if applicable, shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.03. For purposes of this Section 10.04(i), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1), the date any dividend or distribution of Common Stock, shares of Capital Stock, evidences of indebtedness, other assets or property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any rights or warrants, and

(ii) in any case referred to in clause (2), the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(j) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k) [RESERVED]

(l) With respect to a conversion of Notes pursuant to this Article 10, at and after the Close of Business on the last VWAP Trading Day (the “Relevant Date” ) of the related Observation Period, the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company on such Relevant Date. On and after the Conversion Date with respect to a conversion of Notes pursuant hereto, all rights of the Holders of such Notes shall terminate, other than the right to receive the consideration deliverable upon conversion of such Notes as provided herein. A Holder of a Note is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Note and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the Close of Business on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.

(m) Whenever an adjustment is required to be made pursuant to Section 10.04, the Company shall make appropriate adjustments (determined in good faith by the Board of Directors) to the number of shares of Common Stock, if any, to be delivered pursuant to Section 10.02(a) with respect to any VWAP Trading Day in the applicable Observation Period occurring prior to the date that the adjustment to the Conversion Rate becomes effective.

(n) Notwithstanding anything herein or in the Notes to the contrary, no adjustment shall be made to the Conversion Rate if Holders participate (as a result of holding the Notes, and at the same time as holders of Common Stock participate) in any of the transactions set forth in Sections 10.04(a) through (e) as if such Holders of the Notes held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes.

Section 10.05 Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided:

(a) the Company shall compute the adjusted Conversion Rate in accordance with Section 10.04 and shall prepare an Officers’ Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and

(b) upon each such adjustment, the Company shall provide a notice to all Holders, in the manner provided for in Section 13.02, stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder desiring inspection thereof at its office during normal business hours.

Section 10.06 Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Notes.

Section 10.07 Taxes on Conversions. Except as provided in the next sentence, the Company shall pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of

(i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 10.08 Certain Covenants. Before taking any action which would cause an adjustment to the Conversion Rate that would result in reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue such shares of Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

The Company further covenants that if at any time the Common Stock shall be listed for trading on any other national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Notes.

Section 10.09 Cancellation of Converted Notes. All Notes delivered for conversion (other than Notes that are to be exchanged pursuant to Section 10.02(a)(iv)) shall be delivered to the Trustee or its agent and canceled by the Trustee as provided in Section 2.10.

Section 10.10 Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person, or (iii) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in any case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event described in clauses (i) through (iii) a “Merger Event”), then:

(a) the Company or the Successor Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 5.01 and Article 9 providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of common stock or other securities and assets of a company other than the Successor Person in such reclassification, change of control, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including, to the extent required by the Board of Directors and practicable, the provisions providing for the repurchase rights set forth in Article 3.

In the event a supplemental indenture is executed pursuant to this Section 10.10, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders in the manner provided for in Section 13.02.

If any securities to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section 10.10 shall provide that the Company or the Successor Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the Successor Person, then such company, shall use commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), to secure such registration or approval in connection with the conversion of Notes.

(b) Notwithstanding the provisions of Sections 10.02(a) and (b), and subject to the provisions of Section 10.01, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed to a right to convert such Notes by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”); provided that, from and after the effective time of such transaction, upon conversion of any Note, a Holder shall be entitled to receive cash and, in lieu of shares of Common Stock, if any, the same type (and in the same proportion) of Reference Property, based on the Daily Conversion Values of Reference Property and the applicable Conversion Rate, as described under Section 10.02(a). For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause shares of the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) shall be deemed to be the (i) weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such election, the types and amounts of consideration actually received by such holders. None of the foregoing provisions shall affect the right of a Holder to convert its Notes in accordance with the provisions of this Article 10 prior to the effective date.

(c) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, in the manner provided for in Section 13.02, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d) The provisions of this Section 10.10 shall similarly apply to any successive Merger Event.

Section 10.11 Responsibility of Trustee for Conversion Provisions. The Trustee, subject to the provisions of Section 7.02, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 7.02, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Notes; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.02, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.02, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 10.

ARTICLE 11

PAYMENT OF INTEREST

Section 11.01 Payment of Interest. The Company shall pay interest on the Notes at a rate of 4.0% per annum, payable semi-annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, the immediately following Business Day, commencing on December 15, 2010. Interest on a Note shall be paid to the Holder in whose name such Note was registered at the Close of Business on June 1 or December 1 (each, a “Regular Record Date”), whether or not a Business Day, as the case may be, immediately preceding the relevant Interest Payment Date, and shall be computed on the basis of a 360-day year composed of twelve 30-day months. In the event of the maturity, conversion, or repurchase of a Note by the Company at the option of the Holder, interest shall cease to accrue on such Note. If the Conversion Date for a Note occurs after a Regular Record Date but on or before the corresponding Interest Payment Date, the interest payable on such Interest Payment Date will be paid to the Holder of such Note on such Regular Record Date notwithstanding the conversion of such Note.

Section 11.02 Defaulted Interest. Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”), shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Regular Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 11.02(a) or (b).

(a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the Close of Business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 11.02(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be provided in the manner provided for in Section 13.02, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 11.02(b).

(b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 11.02(b), such manner of payment shall be deemed practicable by the Trustee.

Section 11.03 Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and, to the extent applicable, Section 2.06 and Section 2.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

ARTICLE 12

[RESERVED]

ARTICLE 13

MISCELLANEOUS

Section 13.01 [RESERVED]

Section 13.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

National Financial Partners Corp.

340 Madison Avenue, 20th Floor

New York, New York 10173

Facsimile: (212) 301-1149

Attention: Chief Financial Officer

if to the Trustee, the Registrar, the Paying Agent or the Conversion Agent:

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

New York, NY 10006

Facsimile: (212) 515-1589

Attention: Corporate Trust Services—Administrator for National Financial

Partners Corp. 4.0% Convertible Senior Notes due 2017

The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears in the Register and shall be deemed given on the date of such mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall, at the same time, mail a copy to the Trustee and each of the Registrar, the Paying Agent and the Conversion Agent.

If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and cause the Trustee to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders. In such a case, the Company shall also cause the Trustee to mail a copy of the notice to each of the Registrar, the Paying Agent and the Conversion Agent at the same time it mails the notice to the Holders.

Section 13.03 [RESERVED]

Section 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with; provided, however, that such Opinion of Counsel shall not be required to be furnished in connection with the initial issuance of Notes hereunder.

Section 13.05 Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officers’ Certificate required to be delivered pursuant to Section 4.04 or Section 4.09) provided for in this Indenture shall include:

(a) a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c) a statement that, in the view or opinion (as applicable) of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion (as applicable) as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the view or opinion (as applicable) of such Person, such covenant or condition has been complied with.

Section 13.06 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.07 Rules by Trustee. The Trustee may make reasonable rules for action by or a meeting of Holders.

Section 13.08 Governing Law; Waiver of Jury Trial. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.09 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 13.10 Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward such calculations to any Holder upon the written request of such Holder.

Section 13.11 Successors. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes shall bind their respective successors.

Section 13.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.13 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.14 Force Majeure. The Trustee, the Registrar, the Paying Agent and the Conversion Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such person (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 13.15 Submission to Jurisdiction. The Company (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any federal court with applicable subject matter jurisdiction sitting in the City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

Section 13.16 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of the page intentionally left blank;

signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Indenture to be duly executed as of the date first written above.

NATIONAL FINANCIAL PARTNERS CORP.

By:	/s/ Donna Blank
Name:	Donna Blank
Title:	EVP and CFO

Signature Page to the Indenture

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Martin Reed
Authorized Signatory
Martin Reed
Vice President

Signature Page to the Indenture

SCHEDULE A

ADDITIONAL SHARES TABLE

	Stock Price
Effective Date	$10.51	$11.00	$12.00	$12.87	$14.00	$16.00	$18.00	$20.00	$25.00	$30.00	$40.00	$60.00	$80.00
June 15, 2010	17.4760	17.2693	14.7174	13.0320	11.4278	9.6203	8.3036	7.2959	5.4724	4.2587	2.7770	1.3665	0.5987
June 15, 2011	17.4760	16.2440	13.6352	11.9285	10.3205	8.5876	7.4644	6.5469	4.9185	3.8429	2.5204	1.2716	0.6122
June 15, 2012	16.9769	15.3189	12.5932	10.8372	9.1879	7.4149	6.4397	5.6230	4.2162	3.2808	2.1322	1.0531	0.5024
June 15, 2013	16.4364	14.6516	11.7361	9.8477	8.0900	6.2301	5.3370	4.6480	3.4728	2.6801	1.7116	0.8104	0.3754
June 15, 2014	16.2242	14.2447	11.0657	8.9919	7.0746	5.0329	4.1097	3.5874	2.6401	2.0096	1.2326	0.5125	0.1947
June 15, 2015	16.2458	14.0055	10.3926	8.0629	5.9112	3.7043	2.7800	2.3962	1.7339	1.2834	0.7242	0.1921	0.0000
June 15, 2016	16.6056	13.9101	9.6348	6.9446	4.5402	2.2529	1.5090	1.3033	0.9416	0.7004	0.3990	0.1029	0.0000
June 15, 2017	17.4760	13.2377	5.6619	0.0287	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Sch. A-1

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Notes Legend”):]

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST SIX MONTHS AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES (INCLUDING THE LAST DATE OF ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES); AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CUSIP No.: 63607PAB5

ISIN No.: US63607PAB58

No.: [            ]

Principal Amount $[            ]

as revised by the Schedule of Increases

and Decreases in the Global Note attached hereto

NATIONAL FINANCIAL PARTNERS CORP.

4.0% Convertible Senior Notes due 2017

National Financial Partners Corp., a Delaware corporation, promises to pay to [            ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of $[            ] on June 15, 2017 (the “Maturity Date”).

Interest Payment Dates: June 15 and December 15.

Record Dates: June 1 and December 1.

Additional provisions of this Note are set forth on the other side of this Note.

[Remainder of the page intentionally left blank;

signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer as of the date first written above.

NATIONAL FINANCIAL PARTNERS CORP.

By: _______________________________
Name:
Title:

Signature Page to Note

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Signature Page to Note

[FORM OF REVERSE OF NOTE]

NATIONAL FINANCIAL PARTNERS CORP.

4.0% Convertible Senior Notes due 2017

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. This Note shall bear cash interest at the rate of 4.0% per annum. Interest on this Note shall accrue from the Issue Date or from the most recent date to which interest has been paid or provided for. Interest shall be payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2010, to the Holder in whose name such Note was registered at the Close of Business on June 1 or December 1 immediately preceding each Interest Payment Date. Each payment of cash interest on this Note shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the date of issuance of this Note) through the day before the applicable Interest Payment Date. Any payment required to be made on any day that is not a Business Day shall be made on the immediately following Business Day and no interest or other amount will be paid as a result of any such postponement. Interest shall be calculated using a 360-day year composed of twelve 30-day months. Interest shall cease to accrue on this Note upon its Maturity Date, conversion or repurchase by the Company at the option of the Holder upon the occurrence of a Designated Event.

Subject to certain exceptions, Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Notes so converted. No such payment need be made (a) if the Company has specified a Designated Event Repurchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date; (b) to the extent of any overdue interest existing at the time of conversion with respect to such Notes; or (c) with respect to any Conversion Date that occurs during the period from the Close of Business on the Regular Record Date immediately preceding the Maturity Date to the Maturity Date.

2. Method of Payment. The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided herein and in the Indenture. The Company will pay interest (including Additional Interest, if any, but excluding Defaulted Interest) on the principal amount of the Notes on each June 15 and December 15 to the Persons who are registered Holders at the Close of Business on the June 1 and December 1 immediately preceding the Interest Payment Date even if Notes are canceled or repurchased after such Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, accrued and unpaid interest (including Additional Interest), if any, and the Designated Event Repurchase Price, if applicable, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a Global Note registered in the name of the Depositary or its nominee to the Depositary or its nominee, as the case may be, by wire transfer of immediately available funds to the account specified by such

Holder. The Company will make all payments in respect of a Certificated Note (including principal and interest) in U.S. dollars at the office of the Trustee. At the Company’s option, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the Register or, if requested in writing by a Holder of more than $1,000,000 in aggregate principal amount of Notes, by wire transfer of immediately available funds to the account specified by such Holder in such writing. If an Interest Payment Date is a date other than a Business Day, payment may be made at that place on the immediately following Business Day and no interest shall accrue for the intervening period.

3. Paying Agent, Conversion Agent and Registrar. Initially, Wells Fargo Bank, National Association, will act as the Trustee, the Paying Agent, the Conversion Agent and the Registrar. The Company may appoint and change the Paying Agent, the Conversion Agent or the Registrar without notice, other than notice to the Trustee; provided, however, that the Company will maintain at least one Paying Agent in the United States of America, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their affiliates may act as the Paying Agent, the Conversion Agent, the Registrar or the co-registrar.

4. Indenture. The Company issued the Notes under an Indenture, dated as of June 15, 2010 (as may be amended or supplemented from time to time in accordance with terms thereof, the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

5. Right to Require Repurchase Upon a Designated Event. Subject to the provisions of the Indenture, upon the occurrence of a Designated Event, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Designated Event Repurchase Date at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Designated Event Repurchase Date, unless such Designated Event Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder at the Close of Business on the corresponding Regular Record Date. After the occurrence of a Designated Event, but on or before the 10th calendar day following the Effective Date of such Designated Event, the Company shall provide to all Holders and the Trustee and Paying Agent the Designated Event Repurchase Right Notice.

6. Conversion.

(a) Subject to and in compliance with the provisions of the Indenture (including, without limitation, Article 10 of the Indenture), a Holder hereof has the right, at its option, on and after April 15, 2017, or earlier upon the occurrence of certain conditions specified in the Indenture and prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of its Notes into cash and, at the election of the Company and if applicable, shares of Common Stock or Reference Property, in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture. The initial Conversion Rate shall be 77.6714 shares of Common Stock for each $1,000 principal amount of Notes. No fractional shares of Common Stock or Reference Property, as the case may be, shall be issued upon any conversion, but an adjustment in cash shall be paid to the Holder, as provided in the Indenture, in respect of any fraction of such share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends on any such shares issued upon conversion of such Notes except as provided in the Indenture.

(b) To surrender this Note for conversion, a Holder must (a) complete and manually sign and deliver a Notice of Conversion at the office of the Conversion Agent, (b) surrender the Note, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (c) pay funds equal to interest payable on the next Interest Payment Date, if required, and (d) pay any taxes or duties, if required. If a Holder holds a beneficial interest in a Global Note, such Holder must comply with the procedures of the Depositary in effect at that time and pay funds equal to interest payable on the next Interest Payment Date, if required.

7. Denominations; Transfer; Exchange. The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes surrendered for conversion or Notes in respect of which a Designated Event Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be repurchased or converted in part, the portion of the Note not to be repurchased).

8. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding by the Company and the Trustee. The Company and the Trustee may also amend or supplement the Indenture or the Notes without the consent of any Holder or any other Person to: (a) cure any ambiguity, omission, defect or inconsistency; (b) provide for the assumption by a Successor Person of the Company’s obligations under the Indenture; (c) add guarantees with respect to the Notes; (d) secure the Notes; (e) add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company by the Indenture; (f) provide for the conversion of Notes in accordance with the terms of the Indenture; (g) make any change that does not adversely affect the rights of any Holder in any material respect; provided that any amendment to conform the terms of the Notes to the description set forth in the section of the Offering Circular entitled “Description of Notes” will not be deemed to be adverse to any Holder; (h) eliminate the option of the Company to satisfy its Conversion Obligation pursuant to the provisions of Section 10.02(a)(ii) of the Indenture; or (i) comply with any requirement of the SEC in connection with any qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

9. Defaults and Remedies. Each of the following is an Event of Default under the Indenture: (a) default in any payment of interest (including any Additional Interest) on any Note when due and payable and the default continues for a period of 30 calendar days; (b) default in the payment of principal of any Note when due and payable at its Stated Maturity, upon required repurchase, declaration or otherwise; (c) failure by the Company to comply with its obligation to convert the Notes into cash or a combination of cash and shares of Common Stock, as applicable, upon exercise of a Holder’s conversion right; (d) failure by the Company to comply with its obligations under Section 5.01 of the Indenture; (e) failure by the Company to issue a Designated Event Repurchase Right Notice in accordance with Section 3.02 of the Indenture or comply with its notice requirements under Sections 10.01(b), (c) and (d) of the Indenture when due; (f) failure by the Company for 60 calendar days to comply with any of its other agreements (other than a covenant or warranty Default in performance or whose breach is elsewhere in Section 6.01 of the Indenture specifically provided for) contained in the Notes or the Indenture after written notice of such Default from the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes has been received by the Company; (g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $10.0 million in the aggregate of the Company and/or any such Subsidiary, whether such debt now exists or shall hereafter be created, which default results: (i) in such debt becoming or being declared due and payable, and such debt shall not have been discharged in full or such declaration rescinded or annulled within 30 calendar days or (ii) from a failure to pay the principal of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration or otherwise, and such defaulted payment shall not have been made, waived or extended within 30 calendar days; (h) failure by the Company or any of its Subsidiaries, within 30 calendar days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds in the aggregate $10.0 million, which are not stayed on appeal; (i) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or (j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive calendar days.

The Indenture provides that if an Event of Default (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) of the Indenture with respect to the Company) occurs and is continuing, then in every such case (except as provided in Section 6.02(b) of the Indenture) the Trustee or the Holders of not less than 25% in aggregate principal amount of the

Outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and all accrued interest thereon (including any Additional Interest) shall become immediately due and payable. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) of the Indenture with respect to the Company occurs, the principal of, and accrued interest (including any Additional Interest) on, all of the Notes shall become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.

The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, by written notice to the Trustee and the Company, may rescind and annul any declaration of acceleration and its consequences if the rescission occurs before any judgment or decree has been obtained and if all existing Events of Default have been cured other than nonpayment of the principal amount or accrued but unpaid interest (including any Additional Interest) that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

10. Persons Deemed Owners. The registered Holder of this Note will be treated as the owner of this Note for all purposes.

11. Unclaimed Money or Notes. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

12. Trustee Dealings with the Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not the Trustee.

13. Calculations in Respect of Notes. Except as otherwise provided in the Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward such calculations to any Holder upon the written request of such Holder.

14. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15. Authentication. This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Note.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17. GOVERNING LAW; WAIVER OF JURY TRIAL. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Additional Interest. Holders shall be entitled to payments of Additional Interest to the extent set forth in the Indenture.

In the event that the Company is required to pay Additional Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Paying Agent of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Paying Agent to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

20. Copies of Documents. The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

National Financial Partners Corp.

340 Madison Avenue, 20th Floor

New York, New York 10173

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

CONVERSION NOTICE

To convert this Note into shares of the Common Stock of the Company, check the box  ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

FORM OF DESIGNATED EVENT REPURCHASE NOTICE

To: National Financial Partners Corp.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from National Financial Partners Corp. (the “Company”) as to the occurrence of a Designated Event with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay, it or an amount in cash equal to 100% of the entire principal amount, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Designated Event Repurchase Date, as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an

Eligible Guarantor Institution with

membership in an approved signature

guarantee program pursuant to Rule 17Ad-

15 under the Securities Exchange Act of 1934.

Signature Guaranteed

Principal amount to be repurchased (at least

U.S. $1,000 or an integral multiple of

$1,000 in excess thereof):

Remaining principal amount following such

repurchase (which amount must be $0 or an

integral multiple of $1,000):

By:
Authorized Signatory

[Include for Global Note]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

Initial Principal Amount of Global Note:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or authorized signatory of Trustee

EXHIBIT B

FORM OF TRANSFER CERTIFICATE

4.0% Convertible Senior Notes due 2017

Transfer Certificate

In connection with any transfer of any of the Notes within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $             principal amount of the above-captioned Notes presented or surrendered on the date hereof (the “Surrendered Notes”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

☐ A transfer of the Surrendered Notes is made to the Company or any of its subsidiaries; or

☐ The transfer of the Surrendered Notes complies with Rule 144A under the Securities Act; or

☐ The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act; or

☐ The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act.

Unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Notes are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐ The transferee is an Affiliate of the Company.

Date:

By:

B-1

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

B-2

EXHIBIT C

RESTRICTED STOCK LEGEND

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY (AND ANY BENEFICIAL INTEREST HEREIN) MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST SIX MONTHS AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE COMPANY’S 4.0% CONVERTIBLE SENIOR NOTES DUE 2017; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE FOR THE NOTES.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-1